EXHIBIT 10.59

AMENDMENT NUMBER 1

TO THE

AMSOUTH BANCORPORATION

DEFERRED COMPENSATION PLAN

(the “Plan”)

Regions Financial Corporation, successor to AmSouth Bancorporation, hereby amends the Plan effective November 4, 2006, as follows:

1.	By adding a new section 3.3 as follows:

3.3 Termination of Participation. On and after November 4, 2006, no new Participants shall be admitted into the Plan. Earnings on Accounts shall continue to accrue as described in the Plan until payment of Benefits is made in accordance with Article 8 hereof.

IN WITNESS WHEREOF, Regions Financial Corporation has executed this Amendment Number 1 on this 20th day of November, 2006, to be effective as provided above.

REGIONS FINANCIAL CORPORATION

By:	/s/ C. Dowd Ritter
C. Dowd Ritter
Its:	President and Chief Executive Officer

ATTEST:

By:	/s/ Carl L. Gorday
Its:	Assistant Secretary